UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 8, 2016, RespireRx Pharmaceuticals Inc. (the “Company”) announced that the Company’s President and Chief Executive Officer, James S. Manuso, Ph.D., will be presenting at the Rodman & Renshaw 18th Annual Global Investment Conference at the Lotte New York Palace Hotel in New York, New York. Dr. Manuso is currently scheduled to present at 4:15 p.m. Eastern Time on Monday, September 12, 2016.

Dr. Manuso will present the Company's top-line data from its Phase 2A clinical trial of its proprietary orally administered ampakine, CX1739, conducted at the Duke University School of Medicine, which was determined to be safe and well tolerated and antagonized the respiratory depressive effects of remifentanil, a potent opioid. Dr. Manuso will also present the Company’s upcoming clinical initiatives with ampakines for central sleep apnea (Phase 2B) and spinal cord injury. Dr. Manuso will provide an update on dronabinol for obstructive sleep apnea (Phase 2B).

The slide presentation that the Company will be using at the conference is attached as Exhibit 99.1 and is being furnished and not filed pursuant to Item 7.01 of Form 8-K. The presentation will be available by live webcast that can be accessed http://wsw.com/webcast/rrshq26/rspi. The presentation and slides will be accessible after the presentation by clicking on the investors tab on the RespireRx web-site at www.respirerx.com and following the links and instructions.

The press release announcing the Company’s participation in the conference is attached as Exhibit 99.2. A subsequent press release, dated September 12, 2016, announcing preliminary, top-line results of the Company’s recently concluded Phase 2A clinical trial testing the impact of CX1739 on opioid-induced respiratory depression, is also attached as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPIRERX PHARMACEUTICALS INC.
Date: September 12, 2016
	By:	/s/ James S. Manuso
James S. Manuso
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Slide Presentation*
99.2	Press Release dated September 8, 2016*
99.3	Press Release dated September 12, 2016*

* Furnished herewith.